SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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NEW CENTURY ENERGY CORP.
(Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 9, 2007

To the stockholders of New Century Energy Corp.:

Notice is hereby given of an annual meeting of stockholders of New Century Energy Corp. (the "Company") to be held on October 9, 2007 at 8:30 A.M. C.S.T. at the Company's office at 5851 San Felipe, Suite 775, Houston, Texas 77057, for the following purposes:

1.	To elect one Director. The re-election of Edward R. DeStefano as a Director of the Company.

2.	To ratify the Company's 2007 Stock Incentive Plan.

3.
To approve the cancellation of the Company’s previously adopted 2000 Stock Incentive Plan, 2002 Stock Incentive Plan and 2004 Stock Incentive Plan, without affecting the validity of any securities which may have been issued pursuant to such prior plans.

4.	To ratify the appointment of PMB Helin Donovan, LLP. as the Company’s independent auditors for fiscal years 2006 and 2007.

5.	To transact such other business as may properly come before the annual meeting.

Common stockholders of record on the close of business on September 10, 2007 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.

A copy of our 2006 Annual Report on Form 10-KSB is enclosed with this Information Statement.

By Order of the Board of Directors,

/s/ Edward R. DeStefano
Edward R. DeStefano
Director

September 14, 2007

INFORMATION STATEMENT
September 14, 2007

This Information Statement is furnished by the Board of Directors of New Century Energy Corp. (the "Company") to provide notice of an annual meeting of stockholders of the Company which will be held on October 9, 2007 at 8:30 A.M. CST at the Company's office at 5851 San Felipe, Suite 775, Houston, Texas 77057 (the “Meeting”).

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on September 10, 2007 (the "Record Date"). This Information Statement will be first mailed on or about September 14, 2007 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were 56,010,612 shares outstanding of the Company's common stock and no shares of the Company's preferred stock. The holders of all outstanding shares of common stock are entitled to one (1) vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

The presence at the annual meeting of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than the matters referred to in this Information Statement.

The matters scheduled to come before the annual meeting require the approval of a majority of the votes cast at the annual meeting. Mr. Edward R. DeStefano (the "Majority Shareholder") beneficially owns 37,549,800 shares or 67.0% of our common stock and will therefore be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Shareholder already has the vote in hand.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL 1

ELECTION OF ONE DIRECTOR

WHAT IS THE MAJORITY SHAREHOLDER APPROVING?

One director is to be re-elected to serve until the next annual meeting of the shareholders and until his successor is elected. The Board of Directors has nominated Edward R. DeStefano to be re-elected to the Board of Directors (the "Nominee"). Mr. DeStefano is currently serving as a Director, Chief Executive Officer ("CEO"), President, Treasurer and Secretary of the Company pursuant to an Employment Agreement with the Company.

The Board of Directors has no reason to believe that the Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of Directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

The following biographical information is furnished with respect to the Nominee. The information includes the individual's present position with the Company, period served as a director, and other business experience during at least the past five years.

EDWARD R. DESTEFANO
Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director

Edward R. DeStefano, age 54, has served as our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director since November 2, 2004. Mr. DeStefano has served as the Chief Executive Officer of Century Resources, Inc. since June 1985, which company became our wholly owned subsidiary in connection with our entry into an Agreement and Plan of Reorganization on September 30, 2004. From June 1981 to June 1985, Mr. DeStefano served as the Director of Operations of Aracca Petroleum Corporation. From January 1976 to June 1981, Mr. DeStefano was employed as an exploration associate with Gulf Oil Corporation. Mr. DeStefano obtained a Bachelors of Science degree from Ithaca College in 1975. He completed additional course work in Energy Economics at the University of Houston in 1980. Mr. DeStefano is a member of the Houston Geological Society, North Texas Oil and Gas Association, Society of Petroleum Engineers, and the American Association of Petroleum Geologists.

EMPLOYMENT AGREEMENT

Mr. DeStefano serves as our Chief Executive Officer and President under a three year Executive Employment Agreement effective from September 1, 2005 to August 31, 2008, which was amended, effective June 1, 2006, and which is renewable for successive one (1) year terms upon its expiration. Under the Executive Employment Agreement, Mr. DeStefano shall receive a different "Yearly Salary" depending on the year which Mr. DeStefano is employed, including:

(i) a Yearly Salary of $200,000 for the year ended December 31, 2005, of which he was paid the pro rata amount of approximately $66,667 for the four month period beginning on September 1, 2005 and ending on December 31, 2005;

(ii) a Yearly Salary of $225,000 for the five month period beginning on January 1, 2006 and ending on May 31, 2006 of which approximately $93,750 was paid to Mr. DeStefano during such five month period (which period represents the Yearly Salary Mr. DeStefano was to earn under the original Executive Employment Agreement, from January 1, 2006 until the June 1, 2006, the date the Amended Executive Employment Agreement took effect (the "Executive Employment Agreement");

(iii) a Yearly Salary of $325,000 for the seven month period beginning on June 1, 2006, and ending on December 31, 2006, of which approximately $189,583 was paid to Mr. DeStefano during such seven month period; and

(vi) a Yearly Salary of $350,000 for the twelve month period beginning January 1, 2007 and ending December 31, 2007, as well as for the twelve month period beginning on January 1, 2008 and ending on December 31, 2008.

In addition to Mr. DeStefano's Yearly Salary under the Executive Employment Agreement, he may be granted bonus payments of cash or shares of our common stock from time to time at the discretion of our Board of Directors; he shall be reimbursed for business expenses incurred in connection with his employment; he shall be allotted a car allowance of $750.00 per month to be spent on obtaining and maintaining transportation; he shall be entitled to fourteen (14) days of paid time off (PTO) per year which shall roll-over into the next year if unused; and he shall be entitled to participate in any stock option plan of the Company which may be approved in the future by the Board of Directors.

Under the Executive Employment Agreement, we agreed to indemnify and hold harmless Mr. DeStefano, his nominees and/or assigns against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to his employment with us (whether or not in connection with any action in which he is a party). Such indemnification does not apply to acts performed by Mr. DeStefano, which are criminal in nature or a violation of law. We also agreed that he shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to us, for, or in connection with, the engagement of Mr. DeStefano under the Executive Employment Agreement, except to the extent that any such liability resulted primarily and directly from his gross negligence and willful misconduct.

The Executive Employment Agreement shall terminate:

(a)
in the event Mr. DeStefano suffers an injury, illness, or incapacity of such character as to prevent him from performing his duties without reasonable accommodation for a period of more than thirty (30) consecutive days upon us giving at least thirty (30) days written notice of termination to him;

(b)	upon Mr. DeStefano's death;

(c)
at any time because of, (i) the conviction of Mr. DeStefano of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) his gross negligence in the performance of his duties under the Employment Agreement;

(d)
Mr. DeStefano may terminate his employment for "good reason" by giving us ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us, or a change in his reporting responsibilities or titles; (ii) his compensation is reduced; or (iii) we do not pay any material amount of compensation due under the Employment Agreement and then fail either to pay such amount within the ten (10) day notice period required for termination or to contest in good faith such notice; or

(e)	at any time without cause.

In the event of the termination of Mr. DeStefano's employment pursuant to (a), above, he will be entitled to a one time lump sum payment equal to 50% of the full Yearly Salary then in effect in addition to all payments of salary earned through the date of termination, which shall be immediately due and payable (plus life insurance or disability benefits).

In the event of the termination of Mr. DeStefano's employment pursuant to (b) or (c) above, he will be entitled only to the compensation earned by him as of the date of such termination (plus life insurance or disability benefits).

In the event of Mr. DeStefano's termination pursuant to (d) or (e) above, he will be entitled to receive as severance pay, a one time lump sum payment equal to 150% of the full Yearly Salary then in effect, in addition to all payments of salary earned through the date of such termination, which shall be immediately due and payable; provided however, that any severance payment is contingent upon the execution by Mr. DeStefano of a Settlement Agreement and Mutual Release releasing us from any and all obligations under the Executive Employment Agreement.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a class of our equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

To our knowledge, based solely on a review of the copies of such reports furnished to us and on representations that no other reports were required, we are of the opinion that William Mason failed to make a Form 4 filing and a Schedule 13d filing in connection with his ownership of 5,000 shares of our Series A Convertible Preferred Stock, which were converted into 1,100,000 shares of our common stock in December 2005. Based on stockholder filings with the SEC, Edward R. DeStefano and Laurus Master Fund, Ltd. (through Promethean Industries, Inc.) are currently subject to Section 16(a) filing requirements.

ATTENDANCE OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Board of Directors did not hold a meeting in person. All of the Directors of the Board of Directors executed approximately eight (8) Consents to Action Without a Meeting of Board of Directors. We have no standing audit, nominating, compensation committee, or any other committees of the Board of Directors and therefore there were no committee meetings.

EXECUTIVE COMPENSATION

			Other(1)
Name & Principal			Annual	Options		Total
Position	Year	Salary ($)	Compensation($)	SARs	Bonus($)	Compensation ($)

Edward R. DeStefano	2006(2)	283,333	9,750	--	26,667	$319,750
CEO, President, CFO,	2005(3)	207,957	3,000	--	14,587	$225,544
Treasurer and	2004	76,340	--	--	--	$76,340
Secretary (4)

William F. Mason(5)	2004	--	--	--	--	--
CEO and President

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individuals listed above, we have no other executive employees who have received more than $100,000 in compensation, including bonuses and options, during each of the last three (3) fiscal years.

(1) No Executive Officer received any LTIP payouts, non-equity incentive plan compensation, non-qualified deferred compensation earnings, or restricted stock awards during the years ended 2004, 2005, or 2006, and no salaries are being accrued. since September 1, 2005, in connection with Mr. DeStefano's Employment Agreement, beginning September 2005, he has been receiving approximately $750 per month as a car allowance, which amount represents the $9,750 of other annual compensation in 2006 and $3,000 in 2005.

(2) Mr. DeStefano earned $283,333 for the fiscal year ended December 31, 2006 which included $93,750 earned from January 1, 2006 to May 31, 2006, which was paid under the terms of his Executive Employment Agreement; and $189,583 which he was paid during the remainder of 2006 (June 1, 2006 through December 31, 2006) pursuant to his Amended Executive Employment Agreement (see footnote 4 below). Additionally, Mr. DeStefano received $26,667 in bonuses for his performance in regards to completing the Company’s 2006 oil and gas acquisitions.

(3) Mr. DeStefano earned $207,957 for the fiscal year ended December 31, 2005 which included $141,290 earned by Mr. DeStefano from January 1, 2005 to August 31, 2005 and $66,667 which he was paid pursuant to his Executive Employment Agreement (see footnote 4 below), from September 1, 2005, through December 31, 2005. Additionally, Mr. DeStefano received $14,587 in bonus for his performance in regards to completing the "Development Plan for the Prado Field" with Strong Petroleum and for his efforts in completing the Company’s acquisitions in the Lindholm-Hanson Gas Unit.

(4) Mr. DeStefano is employed under a three year Amended Executive Employment Agreement with us which expires on December 31, 2008, and is described in greater detail above.

(5) William F. Mason served as our Chief Executive Officer and President from October 19, 2001 to November 2, 2004, at which time he resigned and Mr. DeStefano was appointed Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Edward R. DeStefano, our sole officer and Director, does not receive any separate consideration from the Company other than the compensation he is paid as the Company’s sole executive officer, for his service on the Board of Directors. However; the Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting solely of Edward R. DeStefano, determines the compensation provided to our sole executive officer, Mr. DeStefano, and/or any other executive officers we may hire in the future in its sole determination. Our executive compensation program is designed to attract and retain talented executives (such as Mr. DeStefano), to meet our short-term and long-term business objectives. In doing so, we attempt to align our executive’s interests with the interests of our shareholders by providing an adequate compensation package to such executive. This compensation package includes a base salary, which we believe is competitive with other companies of our relative size. Additionally, our Board of Directors reserves the right to award incentive bonuses which are linked to our performance, as well as to individual executive officer’s performance in the future. This package may also include long-term, stock based compensation to Mr. DeStefano and/or any additional executives we may hire in the future, which are intended to align the performance of our executives with our long-term business strategies.

Base Salary

The base salary of Mr. DeStefano, our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, was established by our entry into an Amended Employment Agreement with Mr. DeStefano, effective June 1, 2006, described in greater detail above, Mr. DeStefano’s salary was established by evaluating the range of responsibilities of his positions, as well as the anticipated impact that Mr. DeStefano could have in meeting our strategic objectives. Mr. DeStefano’s base salary and/or the base salaries of any additional executive officers we may hire in the future will be adjusted to reflect the varying levels of position responsibilities and individual executive performance.

Incentive Bonus

Along with Mr. DeStefano’s base salary, the Board of Directors reserves the right to grant incentive bonuses to Mr. DeStefano, which bonuses the Board of Directors may grant in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of Mr. DeStefano in the sole discretion of the Board of Directors.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award executives with long-term, stock based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its customers, its employees, and the communities in which the Company operates.

The Board of Directors (in establishing compensation levels for Mr. DeStefano) and the Company (in establishing compensation levels for all employees of the Company) consider many factors, including, but not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, contributions to the Company’s overall image and reputation in the Company’s industry, and contributions to the development of the management team and other employees. An employee must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Board of Directors also considers competitiveness of compensation packages relative to other comparable companies, both inside and outside of the oil and gas exploration industries, and the experience level of each particular individual.

Compensation levels for executives and employees are generally reviewed upon the expiration of such executive’s employment and/or consulting agreements (if any), and/or annually, but may be reviewed more often as deemed appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides the names and addresses of each person known to own directly or beneficially more than 5% of our outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of September 10, 2007, the Record Date, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of
Beneficial Owner	Shares	Percent(1)

Edward R. DeStefano*	37,549,800	67.0%
5851 San Felipe, Suite 775
Houston, Texas, 77057

Laurus Master Fund, Ltd.(2)(4)	3,675,000(3)	6.6%
P.O. Box 309
GT Ugland House
George Town
South Church Street
Grand Cayman,
Cayman Islands
All of the officers and	37,549,800	67.0%
directors as a group (1 person)

* Mr. DeStefano received 37,500,000 shares of our restricted common stock in December 2004, pursuant to a share exchange, whereby he exchanged 100% of the outstanding shares of Century, for 37,500,000 shares of our common stock. He purchased 14,350 shares of common stock during the fourth quarter of 2006 and the first quarter of 2007, and 35,450 shares of common stock during the second and third quarters of 2007, in market transactions at the then value of our common stock.

(1) Using 56,010,612 shares of common stock issued and outstanding as of September 10, 2007.

(2) The beneficial owner of Laurus Master Fund, Ltd. (“Laurus”) is Laurus Capital Management, LLC, a Delaware limited liability company, who manages Laurus Master Fund, Ltd. Eugene Grin and David Grin are the sole members of Laurus Capital Management, LLC.

(3) Laurus (through its ownership of Promethean Industries, Inc., see Note (4) below) currently holds 3,675,000 shares of our common stock and has contractually agreed not to hold more than 9.99% of our issued and outstanding common stock, unless an event of default occurs under Laurus’ Secured Convertible Term Note, as amended (the “Convertible Note”), or upon providing 75 days prior notice to us. If an event of default occurs or upon 75 days prior notice to us, subject to Laurus' pledge under the Option granted to Laurus in December 2005, as amended (the “December Option”), not to exercise any part of the December Option, until (a) the payment in full of all obligations of the Company to Laurus under the Convertible Note and (b) the exercise of the Warrant granted to Laurus in June 2005 (the “Warrant”), unless an event of default occurs and is continuing, Laurus is able to hold an aggregate of 46,735,789 shares of our common stock assuming full conversion of the Convertible Note, and exercise of the Warrant, Option granted to Laurus in June 2005 (the “Option”) and December Option. The shares of common stock issuable in connection with the conversion of the Note, the exercise of the Warrant and exercise of the Option and the December Option represent an aggregate of 43,060,789 shares, including 24,193,548 shares representing the full conversion of the Convertible Note, 7,258,065 shares representing full exercise of the Warrant, 6,547,784 shares representing the remaining amount of the Option, and 5,061,392 shares representing full exercise of the December Option (which is subject to the limitation above, and not including any shares of our common stock for conversion of interest on the Convertible Note, or any changes in the Fixed Conversion Price of the Convertible Note (as defined therein), plus the 3,675,000 shares of common stock which Laurus already holds. Assuming full conversion of the Convertible Note and exercise of the Warrant, Option and December Option upon an event of default or upon 75 days prior notice to us (subject to the limitation of exercise of the December Option, described above), Laurus could hold 46,735,789 shares of our common stock, which would represent approximately 45.5% of our then outstanding common stock (assuming the issuance of no additional shares of common stock other than in connection with the conversion of the Convertible Note, Warrant and Option).

(4) In June 2006, Laurus provided us notice of their transfer of their rights underlying the Warrant, Option, December Option and Gulf Coast Warrant to an entity controlled by Laurus, Promethean Industries, Inc. ("Promethean"). For the purposes of the table above, all references to Laurus include the ownership of Promethean.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Throughout 2004, $169,123 was repaid to our Chief Executive Officer and Director, Edward R. DeStefano, in consideration of monies he loaned to us.

In October 2004, we loaned $5,000 which was non-interest bearing to Century Assets Corporation, a company owned solely by our Chief Executive Officer and Director, Edward R. DeStefano which is not affiliated with us. The $5,000 was repaid to us in the second quarter of 2005.

In December 2004, we issued 37,500,000 shares of restricted common stock to our Chief Executive Officer and Director, Edward R. DeStefano, pursuant to the Exchange.

On March 7, 2005, we entered into an amended agreement with Aquatic Cellulose International Corporation (“Aquatic”) under the original Aquatic Agreement, our Chief Executive Officer and Director, Edward R. DeStefano, was to receive 15% of Aquatic's outstanding common stock. Under the Amendment, that percentage was changed to 7.5%, and Mr. DeStefano transferred his right to the 7.5% of Aquatic's common stock to us, which shares the Company never received as it agreed to forego the receipt of such shares in connection with the acquisition of a working interest from Aquatic.

Throughout 2005, $10,000 was repaid to our Chief Executive Officer and Director, Edward R. DeStefano, in consideration of monies he loaned us.

Effective September 1, 2005, we entered into an Executive Employment Agreement with our Chief Executive Officer and President, Edward R. DeStefano, whereby Mr. DeStefano agreed to serve as our Chief Executive and President for a period of three years, until August 31, 2008 under the Executive Employment Agreement.

In 2005, we granted our Chief Executive Officer, Edward R. DeStefano $14,587 in bonus consideration for his performance in regards to completing the "Development Plan for the Prado Field" with Strong Petroleum and for his efforts in completing the Lindholm-Hanson Gas Unit acquisitions.

Effective June 1, 2006, we entered into an Amended Executive Employment Agreement with our Chief Executive Officer and President, Edward R. DeStefano, which amended the terms of the Executive Employment Agreement entered into with Mr. DeStefano which was originally effective September 1, 2005.

In 2006, we paid Mr. DeStefano a bonus in the amount of $26,667 in consideration for his help and guidance in connection with Gulf Coast Oil Corporation’s (our wholly owned subsidiaries) acquisition of certain undivided interests in producing properties as well as undeveloped oil and gas mineral leases totaling 9,167 acres and other related assets and contracts in McMullen County, Texas, as well as his guidance in connection with the development and expansion of our operations and assets over the course of the year ended December 31, 2006.

WHAT VOTE IS REQUIRED FOR ELECTION?

The vote of a majority of the Company's shares eligible to vote at the Company's annual meeting of shareholders is required for the re-election of Mr. Edward R. DeStefano to our Board of Directors. Since our Majority Shareholder can vote a majority of our outstanding shares, our Majority Shareholder will approve the re-election. Therefore, no further shareholder approval is sought.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDER’S VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE TO THE BOARD OF DIRECTORS.

PROPOSAL 2
RATIFICATION OF THE COMPANY'S
2007 STOCK INCENTIVE PLAN

WHAT IS THE MAJORITY SHAREHOLDER RATIFYING?

On September 10, 2007, the Company's Board of Directors adopted, subject to the approval of our Majority Shareholder, the Company's 2007 Stock Incentive Plan (the "Plan") in a form substantially similar to the attached Appendix A. At the annual meeting, our Majority Shareholder will ratify the adoption of the Plan.

The following is a summary of the material features of the Plan:

WHAT IS THE PURPOSE OF THE PLAN?

The Plan is intended to secure for the Company the benefits arising from ownership of the Company's common stock by the employees, officers, Directors and consultants of the Company, all of whom are and will be responsible for the Company's future growth. The Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, Directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

The Plan will provide an opportunity for any employee, officer, Director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company's success, and such other factors as the Board of Directors in its discretion shall deem relevant.

WHO WILL ADMINISTER THE PLAN?

The Plan shall be administered by the Board of Directors of the Company. The Board shall have the exclusive right to interpret and construe the Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the Plan.

HOW MUCH COMMON STOCK IS SUBJECT TO THE PLAN?

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of Common Stock, or a reorganization or reclassification of the Company's common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is Ten Million (10,000,000) shares. Such shares of Common Stock shall be made available from the authorized and unissued shares of the Company.

WHAT IS THE EXERCISE PRICE AND EXPIRATION DATE OF OPTIONS AND AWARDS UNDER THE PLAN?

The Board of Directors, in its sole discretion, shall determine the exercise price of any Options granted under the Plan which exercise price shall be set forth in the agreement evidencing the Option, provided however that a no time shall the exercise price be less than the $0.001 par value per share of the Company's common stock. Additionally, the Board of Directors has the sole discretion over the authorization of any stock awards.

WHAT EQUITABLE ADJUSTMENTS WILL BE MADE IN THE EVENT OF CERTAIN CORPORATE TRANSACTIONS?

Upon the occurrence of:

(i) the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933, as amended (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options shall become immediately exercisable in full, subject to any appropriate adjustments, and shall remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant's stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

WHAT HAPPENS TO OPTIONS UPON TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIPS?

The incentive stock options shall lapse and cease to be exercisable upon a the termination of service of an employee or director as defined in the Plan, or within such period following a termination of service as shall have been determined by the Board and set forth in the related award agreement; provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a termination of service.

MAY THE PLAN BE MODIFIED, AMENDED OR TERMINATED?

The Board of Directors may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board's judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a stock award as provided in Article XI of the Plan, and/or terminate or suspend the Plan as provided in Article XI.

The description of the Plan is qualified in all respects by the actual provisions of the Plan, which is attached to this information statement as Appendix A.

IS THE COMPANY ASKING FOR MY PROXY?

Our Majority Shareholder will ratify the adoption of the 2007 Stock Incentive Plan covering Ten Million (10,000,000) shares of our Common Stock. Therefore, the Company is not asking for your proxy, and the Company requests that you do not send a proxy, as no further shareholder approval is either required or sought.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFYING THE COMPANY'S 2007 STOCK INCENTIVE PLAN.

PROPOSAL 3

TO APPROVE THE CANCELLATION OF THE COMPANY’S PREVIOUSLY ADOPTED 2000 STOCK INCENTIVE PLAN, 2002 STOCK INCENTIVE PLAN AND 2004 STOCK INCENTIVE PLAN, WITHOUT AFFECTING THE VALIDITY OF ANY SECURITIES WHICH MAY HAVE BEEN ISSUED PURSUANT TO SUCH PRIOR PLANS.

WHAT IS THE MAJORITY SHAREHOLDER APPROVING?

At the Meeting, the Majority Shareholder will approve the cancellation of the Company’s previously adopted 2000 Stock Incentive Plan, 2002 Stock Incentive Plan and 2004 Stock Incentive Plan (the “Prior Plans,” as described below), without affecting the validity of any securities which may have been issued pursuant to such Prior Plans.

The 2000 Stock Incentive Plan:

The Board of Directors unanimously adopted the 2000 Equity Incentive Plan (the "2000 Stock Incentive Plan") on October 2, 2000.  The 2000 Stock Incentive Plan was later approved by the Company’s majority shareholders at an annual meeting of shareholders held on December 15, 2000. The 2000 Stock Incentive Plan provided for grants of stock options, restricted stock awards and stock bonus awards. The total number of shares for which grants could have been made pursuant to the 2000 Stock Incentive Plan was 30,000 shares.

The purpose of the 2000 Stock Incentive Plan was to provide incentives to attract, retain and motivate eligible persons whose present or potential contributions are important to the success of the Company.  The Company has issued various securities pursuant to its 2000 Stock Incentive Plan to date, the validity of which issuances will not be affected by the cancellation of such 2000 Stock Incentive Plan.

The 2002 Stock Incentive Plan:

On October 1, 2002, the Board of Directors authorized an Employee Stock Purchase Plan (the “2002 Stock Incentive Plan”). Under the 2002 Stock Incentive Plan, the Company was able to issue up to an aggregate of 30,000 shares of common stock to employees at 85% of the lower of the fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. To the best of our knowledge the 2002 Stock Incentive Plan was never ratified by the Company’s shareholders.  The Company has issued various securities pursuant to its 2002 Stock Incentive Plan to date, the validity of which issuances will not be affected by the cancellation of such 2002 Stock Incentive Plan.

The 2004 Stock Incentive Plan:

In or around September 2004, the Board of Directors authorized a 2004 Directors, Officers And Consultants Stock Option, Stock Warrant And Stock Award Plan (the “2004 Stock Incentive Plan”).

The purpose of the 2004 Stock Incentive Plan was to maintain the ability of the Company and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition, the 2004 Stock Incentive Plan was intended to encourage ownership of common stock of the Company by the directors, employees and consultants of the Company and its affiliates and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business. The 2004 Stock Incentive Plan provided eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under the 2004 Stock Incentive Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof.

The aggregate number of shares for which grants could have been made under the 2004 Stock Incentive Plan was 13,000,000.  To the best of our knowledge, the 2004 Stock Incentive Plan was never approved by the Company’s majority shareholders. The Company has issued various securities pursuant to its 2002 Stock Incentive Plan to date, the validity of which issuances will not be affected by the cancellation of such 2004 Stock Incentive Plan.

WHAT IS THE PURPOSE OF THE CANCELLATION OF THE PRIOR PLANS?

The Company no longer has any plans to issue any additional securities pursuant to the Prior Plans, but intends to only issue securities pursuant to its current 2007 Stock Incentive Plan moving forward.  Additionally, the Company no longer feels the need to reserve an amount of authorized but unissued shares of common stock available for issuance under such Prior Plans.  Finally, the Company believes that if it is no longer required to reserve an amount of authorized but unissued shares to allow for issuances pursuant to such Prior Plans, it will afford the Company greater flexibility. As such, the Company now desires to cancel the Prior Plans, without affecting the validity of any securities which may have been issued pursuant to such Prior Plans.

WHAT VOTE IS REQUIRED FOR THE CANCELLATION OF THE COMPANY’S PRIOR PLANS?

The vote of a majority of the Company's shares eligible to vote at the Company's annual meeting of shareholders is required for the cancellation of the Company’s Prior Plans. Since our Majority Shareholder can vote a majority of our outstanding shares, our Majority Shareholder will approve the cancellation of the Company’s Prior Plans. Therefore, no further shareholder approval is sought.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE CANCELLATION OF THE COMPANY’S PRIOR PLANS.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF
PMB HELIN DONOVAN, LLP, CERTIFIED PUBLIC ACCOUNTANTS
AS THE COMPANY'S INDEPENDENT AUDITORS

The Board of Directors has selected PMB Helin Donovan, LLP, Certified Public Accountants ("PMB"), as independent auditors for the Company for fiscal years 2006 and 2007 and recommends that the shareholders vote for ratification of such appointment.

The Company does not anticipate a representative from PMB to be present at the annual shareholders meeting. In the event that a representative of PMB is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(i)	On January 22, 2007, we were informed by Helin, Donovan, Trubee & Wilkinson, LLP (“HDTW”), our independent registered public accounting firm, as follows:

(1)
HDTW had consummated a merger with Pohl, McNabola, Berg & Co., LLP (“PMB & Co”). PMB & Co. is located in San Francisco, California, and is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is PMB Helin Donovan, LLP (“PMB”).

(ii)
HDTW’s report on our consolidated financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)
The report of HDTW on the Company’s financial statements for the most recent fiscal year ending December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

(1)
During the year ended December 31, 2005, and through January 22, 2007, there were no disagreements with HDTW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HDTW, would have caused them to make reference thereto in their report on the financial statements for such year.

(2)	During the year ended December 31, 2005, and through January 22, 2007, there were been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

(iv)
The Company has requested that HDTW furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not HDTW agrees with the above statements. A copy of HDTW’s letter required by Item 304(a)(3) of Regulation S-B was filed as an exhibit to our Report on Form 8-K filed with the Commission on January 25, 2007.

(2)
During the Company’s two most recent fiscal years and through January 22, 2007, neither the Company, nor anyone on its behalf, consulted with PMB. regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv)(B) of Regulation S-B).

Our consolidated financial statements for the year ended December 31, 2004 were audited by Malone & Bailey, PC, Certified Public Accountants (“Malone”). Effective April 11, 2005, the client auditor relationship between us and Malone ceased as the former accountant was dismissed. Effective April 11, 2005, we engaged HDTW as our principal independent public accountant for the fiscal year ended December 31, 2005. The decision to change accountants from Malone to HDTW was recommended and approved by the Company’s Board of Directors on April 11, 2005. Malone had been engaged by the Company on June 2, 2004.

During the period beginning June 2, 2004 (the date that the Company engaged Malone) up to and including the date the relationship with Malone ceased, there were no disagreements with Malone on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Malone would have caused Malone to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s financial statements. There have been no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during the interim period up to and including the date the relationship with Malone ceased.

Malone audited the balance sheet of the Company as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2004 and 2003. Malone's report on the Company's financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company authorized Malone to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's principal independent accountant. The Company has requested that Malone review the disclosure and Malone has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter was filed as an exhibit to our Report on Form 8-K filed with the Commission on April 14, 2005.

The Company did not previously consult with HDTW regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B) between the Company and Malone, the Company's previous principal independent accountants, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during the interim period up to an including the date the relationship with Malone ceased. Neither has the Company received any written or oral advice concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

AUDIT FEES

The aggregate fees billed for each of the fiscal years ended December 31, 2006 and 2005 for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and the review of the financial statements included in the registrant's Form 10-QSB or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was approximately $68,575 and $40,900, respectively.

AUDIT RELATED FEES

The aggregate audit-related fees billed during 2006 totaled $79,115, which comprised three acquisition audits and related Form 8-K filings, review of a registration statement on Form SB-2 and two amendments to the Form SB-2, and Company responses to comment letters received from the Securities and Exchange Commission.

The aggregate audit-related fees billed during 2005 totaled $64,750, which comprised two acquisition audits and related Form 8-K filings, review of a registration statement on Form SB-2, and Company responses and amendments to prior filings as a result of comment letters received from the Securities and Exchange Commission.

TAX FEES

The aggregate fees billed in each of the last two fiscal years ended December 31, 2006 and December 31, 2005, by the principal accountant for tax compliance was $11,709 and $6,250, respectively.

ALL OTHER FEES

None.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP, CERTIFIED PUBLIC ACCOUNTANTS AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2007.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the annual meeting of shareholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company's principal executive office:

NEW CENTURY ENERGY CORP.
5851 San Felipe, Suite 775
Houston, Texas 77057
Attention: Edward R. DeStefano, President

By Order of the Board of Directors:

/s/ Edward R. DeStefano
Edward R. DeStefano
Director

September 14, 2007

NEW CENTURY ENERGY CORP.
2007 STOCK INCENTIVE PLAN

ARTICLE I -- PREAMBLE

1.1  This 2007 Stock Incentive Plan of New Century Energy Corp. is intended to secure for the Company and its Affiliates the benefits arising from ownership of the Company's Common Stock by the Employees, Officers, Directors and Consultants of the Company and its Affiliates, all of whom are and will be responsible for the Company's future growth.  The Plan is designed to help attract and retain for the Company and its Affiliates personnel of superior ability for positions of exceptional responsibility, to reward Employees, Officers, Directors and Consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its Affiliates. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

1.2  Awards under the Plan may be made to an Eligible Person in the form of (i) Incentive Stock Options (to Eligible Employees only); (ii) Nonqualified Stock Options; (iii) Restricted Stock; (iv) Stock Awards; (v) Performance Shares; or (vi) any combination of the foregoing.

1.3  The Company’s board of directors adopted the Plan on September 10, 2007.  The Plan shall be effective September 10, 2007 (the "Effective Date"), subject to approval by the shareholders of the Company to the extent necessary to satisfy the requirements of the Code, the Act, or other applicable federal or state law.  Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth (10th) anniversary of the Effective Date.  Award Agreements outstanding on such date shall continue to have force and effect in accordance with the provisions thereof.

1.4  The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas (except its choice-of-law provisions).

1.5 Capitalized terms shall have the meaning provided in Article II unless otherwise provided in this Plan or any related Award Agreement.

ARTICLE II -- DEFINITIONS

DEFINITIONS.  Except where the context otherwise indicates, the following definitions apply:

2.1  "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.2  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereinafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.3  "Award" means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, Stock Options, Restricted Stock, Stock Awards, Performance Shares, or any combination of the foregoing.

2.4  "Award Agreement" means the separate written agreement evidencing each Award granted to a Participant under the Plan.

2.5  "Board of Directors" or “Board” means the Board of Directors of the Company, as constituted from time to time.

2.7  "Change of Control" means (i) the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all the assets of the Company; or (iii) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

2.8  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

2.9  "Committee" means a committee of two or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan.

2.10  "Common Stock" means the Company’s common stock.

2.11  "Company" means New Century Energy Corp., a Colorado corporation.

2.12.  “Consultant” means any person, including an advisor engaged by the Company or an Affiliate to render bona fide consulting or advisory services to the Company or an Affiliate, other than as an Employee, Director or Non-Employee Director.

2.13  "Director" means a member of the Board of Directors of the Company.

2.14  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

2.15  "Effective Date" shall be the date set forth in Section 1.3 of the Plan.

2.16  "Eligible Employee" means an Eligible Person who is an Employee of the Company or any Affiliate.

2.17  "Eligible Person" means any Employee, Officer, Director, Non-Employee Director or Consultant of the Company or any Affiliate, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations as may be provided by the Code, the Act, or the Board.  In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

2.19  “Employee” means an individual who is a common-law employee of the Company or an Affiliate including employment as an Officer.  Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

2.20  "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

2.21  "Fair Market Value" means:

(a) for purposes of an Incentive Stock Option, if there is a market for the Company’s stock, on a stock exchange or in an over-the-counter market, or otherwise, the Fair Market Value shall be the mean between the highest and lowest quoted selling prices on the valuation date of the Incentive Stock Option, or if there were no sales of the Company’s Common Stock on the valuation date, the Fair Market Value shall be the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date.  If a valuation pursuant to this paragraph is not available, the appropriate method described in Section 20.2031-2 of the Treasury Regulations adopted under the Code shall be used for the Fair Market Value, and

(b) for all other purposes, the mean between the highest and lowest quoted selling prices of the Common Stock (if actual sales price information on such trading day is not available, the mean between the bona fide bid and asked prices on such trading day shall be used) on the trading day immediately prior to the date on which a determination is being made pursuant to this Section 2.21 (the “Mean Selling Price”), as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if the Common Stock is not traded on NASDAQ, the Mean Selling Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Fair Market Value shall be the Mean Selling Price on such exchange; and, provided further, that if the Common Stock is not quoted or listed by any organization, the fair value of the Common Stock, as determined by the Board, whose determination shall be conclusive, shall be used.  In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

2.22  "Grant Date" means, as to any Award, the latest of:

(a) the date on which the Board authorizes the grant of the Award; or

(b) the date the Participant receiving the Award becomes an Employee or a Director of the Company or its Affiliate, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

                                (c) such other date (later than the dates described in (a) and (b) above) as the Board may designate and as set forth in the Participant's Award Agreement.

2.23  "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

2.24  "Incentive Stock Option" means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and is granted under Article IV of the Plan and designated as an Incentive Stock Option in a Participant's Award Agreement.

2.25  "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act.

2.26  "Nonqualified Stock Option" means a Stock Option not intended to qualify as an Incentive Stock Option and is not so designated in the Participant's Award Agreement.

2.27  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

2.28  "Option Period" means the period during which a Stock Option may be exercised from time to time, as established by the Board and set forth in the Award Agreement for each Participant who is granted a Stock Option.

2.29  "Option Price" means the purchase price for a share of Common Stock subject to purchase pursuant to a Stock Option, as established by the Board and set forth in the Award Agreement for each Participant who is granted a Stock Option.

2.30  “Outside Director” means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

2.31  "Participant" means an Eligible Person to whom an Award has been granted and who has entered into an Award Agreement evidencing the Award or, if applicable, such other person who holds an outstanding Award.

2.32  "Performance Objectives" shall have the meaning set forth in Article IX of the Plan.

2.33  "Performance Period" shall have the meaning set forth in Article IX of the Plan.

2.34  "Performance Share" means an Award under Article IX of the Plan of a unit valued by reference to the Common Stock, the payout of which is subject to achievement of such Performance Objectives, measured during one or more Performance Periods, as the Board, in its sole discretion, shall establish at the time of such Award and set forth in a Participant's Award Agreement.

2.35  "Plan" means this New Century Energy Corp. 2007 Stock Incentive Plan, as it may be amended from time to time.

2.36  “Reporting Person” means a person required to file reports under Section 16(a) of the Act.

2.37  "Restricted Stock" means an Award under Article VII of the Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant's ability to sell, transfer, pledge or assign such shares, which restrictions or limitations may lapse separately or in combination at such time or times, in installments or otherwise, as the Board, in its sole discretion, shall determine at the time of such Award and set forth in a Participant's Award Agreement.

2.38  "Restriction Period" means the period commencing on the Grant Date with respect to such shares of Restricted Stock and ending on such date as the Board, in its sole discretion, shall establish and set forth in a Participant's Award Agreement.

2.39  "Retirement" means retirement as determined under procedures established by the Board or in any Award, as set forth in a Participant's Award Agreement.

2.40  “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor to Rule 16b-3, as in effect from time to time.  Those provisions of the Plan which make express reference to Rule 16b-3, or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to a Reporting Person.

2.41  "Stock Award" means an Award of shares of Common Stock under Article VIII of the Plan.

2.42  "Stock Option" means an Award under Article IV or Article V of the Plan of an option to purchase Common Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.43  "Ten Percent Stockholder" means an individual who owns (or is deemed to own pursuant to Section 424(d) of the Code), at the time of grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

2.44  "Termination of Service" means (i) in the case of an Eligible Employee, the discontinuance of employment of such Participant with the Company or its Subsidiaries for any reason other than a transfer to another member of the group consisting of the Company and its Affiliates and (ii) in the case of a Director who is not an Employee of the Company or any Affiliate, the date such Participant ceases to serve as a Director. The determination of whether a Participant has discontinued service shall be made by the Board in its sole discretion. In determining whether a Termination of Service has occurred, the Board may provide that service as a Consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company.

ARTICLE III – ADMINISTRATION

3.1  The Plan shall be administered by the Board of Directors of the Company.  The Board shall have the exclusive right to interpret and construe the Plan, to select the Eligible Persons who shall receive an Award, and to act in all matters pertaining to the grant of an Award and the determination and interpretation of the provisions of the related Award Agreement, including, without limitation, the determination of the number of shares subject to Stock Options and the Option Period(s) and Option Price(s) thereof, the number of shares of Restricted Stock or shares subject to Stock Awards or Performance Shares subject to an Award, the vesting periods (if any) and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan.  The Board may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board’s judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a Stock Award as provided in Article XI, and terminate or suspend the Plan as provided in Article XI.  All acts, determinations and decisions of the Board made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all persons.

3.2  The Board may, to the full extent permitted by and consistent with applicable law and the Company’s Bylaws, and subject to Subparagraph 3.2(b) hereinbelow, delegate any or all of its powers with respect to the administration of the Plan to a Committee consisting of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a Non-Employee Director and as an Outside Director.

(a)  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not consistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(b)  The Board may abolish the Committee at any time and reassume all powers and authority previously delegated to the Committee.

(c)  In addition to, and not in limitation of, the right of any Committee so designated by the Board to administer this Plan to grant Awards to Eligible Persons under this Plan, the full Board of Directors may from time to time grant Awards to Eligible Persons pursuant to the terms and conditions of this Plan, subject to the requirements of the Code, Rule 16b-3 under the Act or any other applicable law, rule or regulation. In connection with any such grants, the Board of Directors shall have all of the power and authority of the Committee to determine the Eligible Persons to whom such Awards shall be granted and the other terms and conditions of such Awards.

3.3  Without limiting the provisions of this Article III, and subject to the provisions of Article X, the Board is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants and to the Company, with respect to an outstanding Award in the event of a Change of Control as described in Article X or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of an Award and the related Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Board may take such actions pursuant to this Section 3.3 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the related Award Agreement, or by taking action with respect to individual Participants from time to time.

3.4  Subject to the provisions of Section 3.9, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be Ten Million (10,000,000) shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the Company.

(a) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Common Stock subject to an Award.

(b) If, for any reason, any shares of Common Stock (including shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Company, for any reason, including but not limited to a forfeiture of Restricted Stock or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option or to satisfy tax withholding requirements be available for future grants under the Plan.

(c) The foregoing subsections (a) and (b) of this Section 3.4 shall be subject to any limitations provided by the Code or by Rule 16b-3 under the Act or by any other applicable law, rule or regulation.

3.5  Each Award granted under the Plan shall be evidenced by a written Award Agreement, which shall be subject to and shall incorporate (by reference or otherwise) the applicable terms and conditions of the Plan and shall include any other terms and conditions (not inconsistent with the Plan) required by the Board.

3.6  The Company shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to:

(a) any required approval of the Plan by the shareholders of the Company; and

(b) the completion of any registration or qualification of such shares of Common Stock under any federal or state law, or any ruling or regulation of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

3.7  The Board may require any Participant acquiring shares of Common Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock for investment purposes and without a view to resale or distribution thereof.  Shares of Common Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state laws, and the Board may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Board may rely upon an opinion of counsel for the Company.

3.8  Except as otherwise expressly provided in the Plan or in an Award Agreement with respect to an Award, no Participant shall have any right as a shareholder of the Company with respect to any shares of Common Stock subject to such Participant's Award except to the extent that, and until, one or more certificates representing such shares of Common Stock shall have been delivered to the Participant. No shares shall be required to be issued, and no certificates shall be required to be delivered, under the Plan unless and until all of the terms and conditions applicable to such Award shall have, in the sole discretion of the Board, been satisfied in full and any restrictions shall have lapsed in full, and unless and until all of the requirements of law and of all regulatory bodies having jurisdiction over the offer and sale, or issuance and delivery, of the shares shall have been fully complied with.

3.9  The total amount of shares with respect to which Awards may be granted under the Plan and rights of outstanding Awards (both as to the number of shares subject to the outstanding Awards and the Option Price(s) or other purchase price(s) of such shares, as applicable) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.10  No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.  The members of the Board shall be entitled to indemnification by the Company in the manner and to the extent set forth in the Company's Articles of Incorporation, as amended, Bylaws or as otherwise provided from time to time regarding indemnification of Directors.

3.11  The Board shall be authorized to make adjustments in any performance based criteria or in the other terms and conditions of outstanding Awards in recognition of unusual or nonrecurring events affecting the Company (or any Affiliate, if applicable) or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or desirable to reflect any such adjustment. In the event the Company (or any Affiliate, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board may, in its sole discretion, make such adjustments in the terms of outstanding Awards under the Plan as it shall deem appropriate.

3.12  Subject to the express provisions of the Plan, the Board shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended. Notwithstanding the foregoing or any other provision of the Plan or an Award Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Board in its sole discretion.

ARTICLE IV -- INCENTIVE STOCK OPTIONS

4.1  The Board, in its sole discretion, may from time to time on or after the Effective Date grant Incentive Stock Options to Eligible Employees, subject to the provisions of this Article IV and Articles III and VI and subject to the following conditions:

(a) Incentive Stock Options shall be granted only to Eligible Employees, each of whom may be granted one or more of such Incentive Stock Options at such time or times determined by the Board.

(b) The Option Price per share of Common Stock for an Incentive Stock Option shall be set in the Award Agreement, but shall not be less than (i) one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Grant Date.

(c) An Incentive Stock Option may be exercised in full or in part from time to time within ten (10) years from the Grant Date, or such shorter period as may be specified by the Board as the Option Period and set forth in the Award Agreement; provided, however, that, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, such period shall not exceed five (5) years from the Grant Date; and further, provided that, in any event, the Incentive Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Board and set forth in the related Award Agreement; and provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a Termination of Service, unless employment shall have terminated:

(i) as a result of Disability, in which event such period shall not exceed the period of time ending on the date twelve (12) months following a Termination of Service; or

(ii) as a result of death, or if death shall have occurred following a Termination of Service (other than as a result of Disability) and during the period that the Incentive Stock Option was still exercisable, in which event such period may not exceed the period of time ending on the earlier of the date twelve (12) months after the date of death;

and provided, further, that such period following a Termination of Service or death shall in no event extend beyond the original Option Period of the Incentive Stock Option.

(d) The aggregate Fair Market Value of the shares of Common Stock with respect to which any Incentive Stock Options (whether under this Plan or any other plan established by the Company) are first exercisable during any calendar year by any Eligible Employee shall not exceed one hundred thousand dollars ($100,000), determined based on the Fair Market Value(s) of such shares as of their respective Grant Dates; provided, however, that to the extent permitted under Section 422 of the Code, if the aggregate Fair Market Values of the shares of Common Stock with respect to which Stock Options intended to be Incentive Stock Options are first exercisable by any Eligible Employee during any calendar year (whether such Stock Options are granted under this Plan or any other plan established by the Company) exceed one hundred thousand dollars ($100,000), the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as  Nonqualified Stock Options.

(e) No Incentive Stock Options may be granted more than ten (10) years from the Effective Date.

(f) The Award Agreement for each Incentive Stock Option shall provide that the Participant shall notify the Company if such Participant sells or otherwise transfers any shares of Common Stock acquired upon exercise of the Incentive Stock Option within two (2) years of the Grant Date of such Incentive Stock Option or within one (1) year of the date such shares were acquired upon the exercise of such Incentive Stock Option.

4.2  Subject to the limitations of Section 3.4, the maximum aggregate number of shares of Common Stock subject to Incentive Stock Option Awards shall be the maximum aggregate number of shares available for Awards under the Plan.

4.3  The Board may provide for any other terms and conditions which it determines should be imposed for an Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV or Articles III or VI, as determined in its sole discretion and set forth in the Award Agreement for such Incentive Stock Option.

4.4  Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.

ARTICLE V -- NONQUALIFIED STOCK OPTIONS

5.1  The Board, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this Article V and Articles III and VI and subject to the following conditions:

(a) Nonqualified Stock Options may be granted to any Eligible Person, each of whom may be granted one or more of such Nonqualified Stock Options, at such time or times determined by the Board.

(b) The Option Price per share of Common Stock for a Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date; provided, however, that the exercise price of each Nonqualified Stock Option granted under the Plan shall in no event be less than the par value per share of the Company’s Common Stock.

(c) A Nonqualified Stock Option may be exercised in full or in part from time to time within the Option Period specified by the Board and set forth in the Award Agreement; provided, however, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Board and set forth in the related Award Agreement.

5.2  The Board may provide for any other terms and conditions for a Nonqualified Stock Option not inconsistent with this Article V or Articles III or VI, as determined in its sole discretion and set forth in the Award Agreement for such Nonqualified Stock Option.

ARTICLE VI -- INCIDENTS OF STOCK OPTIONS

6.1  Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Board and set forth in the related Award Agreement, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

6.2  Except as hereinafter described, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant or the Participant's guardian or legal representative.  In the event of the death of a Participant, any unexercised Stock Options may be exercised to the extent otherwise provided herein or in such Participant's Award Agreement by the executor or personal representative of such Participant's estate or by any person who acquired the right to exercise such Stock Options by bequest under the Participant's will or by inheritance. The Board, in its sole discretion, may at any time permit a Participant to transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant and/or one or more members of such Participant's Immediate Family or a corporation, partnership or limited liability company established and controlled by the Participant and/or one or more members of such Participant's Immediate Family), subject to such limits as the Board may establish. The transferee of such Nonqualified Stock Option shall remain subject to all terms and conditions applicable to such Nonqualified Stock Option prior to such transfer. The foregoing right to transfer the Nonqualified Stock Option, if granted by the Board shall apply to the right to consent to amendments to the Award Agreement.

6.3  Shares of Common Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Board, subject to limitations set forth in the Stock Option Award Agreement. The Board may, in its sole discretion, permit the exercise of a Stock Option by payment in cash or by tendering shares of Common Stock (either by actual delivery of such shares or by attestation), or any combination thereof, as determined by the Board. In the sole discretion of the Board, payment in shares of Common Stock also may be made with shares received upon the exercise or partial exercise of the Stock Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Participant. The Board also may, in its sole discretion, permit the payment of the exercise price of a Stock Option by the voluntary surrender of all or a portion of the Stock Option. Shares of Common Stock previously held by the Participant and surrendered in payment of the Option Price of a Stock Option shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.

6.4  The holder of a Stock Option shall have no rights as a shareholder with respect to any shares covered by the Stock Option (including, without limitation, any voting rights, the right to inspect or receive the Company’s balance sheets or financial statements or any rights to receive dividends or non-cash distributions with respect to such shares) until such time as the holder has exercised the Stock Option and then only with respect to the number of shares which are the subject of the exercise.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

6.5  The Board may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Common Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and conditions as are specified by the Board at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Common Stock previously subject to them shall be available for the grant of other Stock Options.

6.6  The Board may at any time offer to purchase a Participant's outstanding Stock Option for a payment equal to the value of such Stock Option payable in cash, shares of Common Stock or Restricted Stock or other property upon surrender of the Participant's Stock Option, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time that such offer is made.

6.7  The Board shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant discontinues employment, to establish as a provision applicable to the exercise of one or more Stock Options that, during a limited period of exercisability following a Termination of Service, the Stock Option may be exercised not only with respect to the number of shares of Common Stock for which it is exercisable at the time of the Termination of Service but also with respect to one or more subsequent installments for which the Stock Option would have become exercisable had the Termination of Service not occurred.

ARTICLE VII -- RESTRICTED STOCK

7.1  The Board, in its sole discretion, may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Company an its Affiliates, subject to the terms and conditions set forth in this Article VII.

7.2  The Board shall determine the terms and conditions of any Award of Restricted Stock, which shall be set forth in the related Award Agreement, including without limitation:

(a) the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by applicable law;

(b) the duration of the Restriction Period or Restriction Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction Period(s);

(c) the circumstances upon which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period by means of one or more vesting schedules;

(d) whether such Restricted Stock is subject to repurchase by the Company or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;

(e) whether any performance goals may apply to a Restriction Period to shorten or lengthen such period; and

(f) whether dividends and other distributions with respect to such Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.

7.3  Awards of Restricted Stock must be accepted within a period of thirty (30) days after the Grant Date (or such shorter or longer period as the Board may specify at such time) by executing an Award Agreement with respect to such Restricted Stock and tendering the purchase price, if any. A prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless such recipient has executed an Award Agreement with respect to such Restricted Stock, has delivered a fully executed copy thereof to the Board and has otherwise complied with the applicable terms and conditions of such Award.

7.4  In the sole discretion of the Board and as set forth in the Award Agreement for an Award of Restricted Stock, all shares of Restricted Stock held by a Participant and still subject to restrictions shall be forfeited by the Participant upon the Participant's Termination of Service and shall be reacquired, canceled and retired by the Company. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Restricted Stock, in the event of the death, Disability or Retirement of a Participant during the Restriction Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Board may elect to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant's Restricted Stock, if it finds that a waiver would be appropriate.

7.5  Except as otherwise provided in this Article VII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.6  Upon an Award of Restricted Stock to a Participant, a certificate or certificates representing the shares of such Restricted Stock will be issued to and registered in the name of the Participant. Unless otherwise determined by the Board, such certificate or certificates will be held in custody by the Company until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted Stock subject to such Restriction Period, in which case the Company shall cause such certificate or certificates to be canceled and the shares represented thereby to be retired, all as set forth in the Participant's Award Agreement.  It shall be a condition of an Award of Restricted Stock that the Participant deliver to the Company a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Company.

7.7  Except as provided in this Article VII or in the related Award Agreement, a Participant receiving an Award of shares of Restricted Stock Award shall have, with respect to such shares, all rights of a shareholder of the Company, including the right to vote the shares and the right to receive any distributions, unless and until such shares are otherwise forfeited by such Participant; provided, however, the Board may require that any cash dividends with respect to such shares of Restricted Stock be automatically reinvested in additional shares of Restricted Stock subject to the same restrictions as the underlying Award, or may require that cash dividends and other distributions on Restricted Stock be withheld by the Company or its Affiliates for the account of the Participant. The Board shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

ARTICLE VIII -- STOCK AWARDS

8.1  The Board, in its sole discretion, may from time to time on or after the Effective Date grant Stock Awards to Eligible Persons in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Article VIII.

8.2  For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.

8.3  Unless otherwise determined by the Board and set forth in the related Award Agreement, shares of Common Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Grant Date of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Company. Notwithstanding any other provision of this Plan, unless the Board expressly provides otherwise with respect to a Stock Award, as set forth in the related Award Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.

ARTICLE IX -- PERFORMANCE SHARES

9.1  The Board, in its sole discretion, may from time to time on or after the Effective Date award Performance Shares to Eligible Persons as an incentive for the performance of future services that will contribute materially to the successful operation of the Company and its Affiliates, subject to the terms and conditions set forth in this Article IX.

9.2  The Board shall determine the terms and conditions of any Award of Performance Shares, which shall be set forth in the related Award Agreement, including without limitation:

(a) the purchase price, if any, to be paid for such Performance Shares, which may be zero, subject to such minimum consideration as may be required by applicable law;

(b) the performance period (the "Performance Period") and/or performance objectives (the "Performance Objectives") applicable to such Awards;

(c) the number of Performance Shares that shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part; and

(d) the form of settlement of a Performance Share.

9.3  At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock.

9.4  Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

9.5  Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Board may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If during the course of a Performance Period there shall occur significant events which the Board expects to have a substantial effect on the applicable Performance Objectives during such period, the Board may revise such Performance Objectives.

9.6  In the sole discretion of the Board and as set forth in the Award Agreement for an Award of Performance Shares, all Performance Shares held by a Participant and not earned shall be forfeited by the Participant upon the Participant's Termination of Service. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Performance Shares, in the event of the death, Disability or Retirement of a Participant during the applicable Performance Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Board may determine to make a payment in settlement of such Performance Shares at the end of the Performance Period, based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Company or an Affiliate; provided, however, that the Board may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Board deems appropriate or desirable.

9.7  The settlement of a Performance Share shall be made in cash, whole shares of Common Stock or a combination thereof and shall be made as soon as practicable after the end of the applicable Performance Period.  Notwithstanding the foregoing, the Board in its sole discretion may allow a Participant to defer payment in settlement of Performance Shares on terms and conditions approved by the Board and set forth in the related Award Agreement entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

9.8  Performance Shares shall not be transferable by the Participant. The Board shall have the authority to place additional restrictions on the Performance Shares including, but not limited to, restrictions on transfer of any shares of Common Stock that are delivered to a Participant in settlement of any Performance Shares.

ARTICLE X -- CHANGES OF CONTROL OR OTHER FUNDAMENTAL CHANGES

10.1  Upon the occurrence of a Change of Control and unless otherwise provided in the Award Agreement with respect to a particular Award:

(a) all outstanding Stock Options shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Stock Option and the Option Price, and shall remain exercisable for the remaining Option Period, regardless of any provision in the related Award Agreement limiting the exercisability of such Stock Option or any portion thereof for any length of time;

(b) all outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid out as soon as practicable as follows:

(i) all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to earn one hundred percent (100%) of the Performance Shares covered by the Award;

(ii) the applicable Performance Period shall be deemed to have been completed upon occurrence of the Change of Control;

(iii) the payment to the Participant in settlement of the Performance Shares shall be the amount determined by the Board, in its sole discretion, or in the manner stated in the Award Agreement, as multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to occurrence of the Change of Control, and the denominator of which is the total number of months in the original Performance Period; and

(iv) upon the making of any such payment, the Award Agreement as to which it relates shall be deemed terminated and of no further force and effect.

(c) all outstanding shares of Restricted Stock with respect to which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the Restriction Period ended.

10.2  Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, each Award granted under the Plan and then outstanding shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding Award granted hereunder shall be exercisable in full and all restrictions shall lapse, to the extent set forth in Section 10.1(a), (b) and (c) above.

10.3  After the merger of one or more corporations into the Company or any Affiliate, any merger of the Company into another corporation, any consolidation of the Company or any Affiliate of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each Participant shall, at no additional cost, be entitled, upon any exercise of such Participant's Stock Option, to receive, in lieu of the number of shares as to which such Stock Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such Participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such Stock Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or reorganizations of the character described above. The Board may, in its sole discretion, provide for similar adjustments upon the occurrence of such events with regard to other outstanding Awards under this Plan. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

ARTICLE XI -- AMENDMENT AND TERMINATION

11.1  Subject to the provisions of Section 11.2, the Board of Directors at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof.  To the extent required by the Act or the Code, however, no amendment, without approval by the Company's shareholders, shall:

(a) materially alter the group of persons eligible to participate in the Plan;

(b) except as provided in Section 3.4, change the maximum aggregate number of shares of Common Stock that are available for Awards under the Plan;

(c) alter the class of individuals eligible to receive an Incentive Stock Option or increase the limit on Incentive Stock Options set forth in Section 4.1(d) or the value of shares of Common Stock for which an Eligible Employee may be granted an Incentive Stock Option.

11.2  No amendment to or discontinuance of the Plan or any provision hereof by the Board of Directors or the shareholders of the Company shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Board) any Award theretofore granted to such Participant under this Plan; provided, however, that the Board retains the right and power to:

(a) annul any Award if the Participant is terminated for cause as determined by the Board; and

(b) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

11.3  If a Change of Control has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article X.

ARTICLE XII -- MISCELLANEOUS PROVISIONS

12.1  Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company or its Affiliates or to serve as a Director or shall interfere in any way with the right of the Company or its Affiliates or the shareholders of the Company, as applicable, to terminate the employment of a Participant or to release or remove a Director at any time.  Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its Affiliates for the benefit of their respective employees unless the Company shall determine otherwise.  No Participant shall have any claim to an Award until it is actually granted under the Plan and an Award Agreement has been executed and delivered to the Company.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VII with respect to Restricted Stock and except as otherwise provided by the Board.

12.2  The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16 of the Act.

12.3  The terms of the Plan shall be binding upon the Company, its successors and assigns.

12.4  Neither a Stock Option nor any other type of equity-based compensation provided for hereunder shall be transferable except as provided for in Section 6.2. In addition to the transfer restrictions otherwise contained herein, additional transfer restrictions shall apply to the extent required by federal or state securities laws.  If any Participant makes such a transfer in violation hereof, any obligation hereunder of the Company to such Participant shall terminate immediately.

12.5  This Plan and all actions taken hereunder shall be governed by the laws of the State of Texas.

12.6  Each Participant exercising an Award hereunder agrees to give the Board prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

12.7  If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Agreement, it shall be stricken, and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

12.8  The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company or any of its Affiliates to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or to transfer all or part of its business or assets.

12.9  The Plan is not subject to the provisions of ERISA or qualified under Section 401(a) of the Code.

12.10  If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with (i) the exercise of a Nonqualified Stock Option, (ii) certain dispositions of Common Stock acquired upon the exercise of an Incentive Stock Option, or (iii) the receipt of Common Stock pursuant to any other Award, then the issuance of Common Stock to such Participant shall not be made (or the transfer of shares by such Participant shall not be required to be effected, as applicable) unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.  To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.